UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

MERISTAR HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

1-11903

(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6430 ROCKLEDGE DRIVE, SUITE 200

BETHESDA, MARYLAND

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 581-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)(1) On January 31, 2006, MeriStar Hospitality Operating Partnership, L.P., MeriStar Acquisition Company, LLC, and AGH UPREIT LLC, acting as Sellers, signed a definitive agreement to sell a portfolio of nine hotels (1,948 rooms) and a golf and tennis club, all located in Florida to BRE/Florida Portfolio, L.L.C., an affiliate of The Blackstone Group. There are no material relationships between the Sellers and the buyer or any affiliates of The Blackstone Group.

(2) The sale price is approximately $367 million in cash, subject to certain adjustments. Closing is subject to the satisfaction of customary closing conditions. The transaction is scheduled to close by the end of the first quarter 2006.

The properties to be sold include:

•	Best Western Sanibel Island Beach Resort (46 rooms)

•	The Dunes Golf & Tennis Club

•	Hilton Cocoa Beach Oceanfront (296 rooms)

•	Hilton Clearwater Beach Resort (426 rooms)

•	Sanibel Inn (96 rooms)

•	Seaside Inn (32 rooms)

•	Sheraton Beach Resort Key Largo (200 rooms)

•	Song of the Sea (30 rooms)

•	South Seas Island Resort (579 rooms)

•	Sundial Beach Resort (243 rooms)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION

BY:	/s/ Jerome J. Kraisinger
Jerome J. Kraisinger
Executive Vice President, Secretary and General Counsel

Date: January 31, 2006